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                                                                  EXHIBIT (A)(9)
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                                                      Exhibit (a)(9)

                                                      Johnson & Johnson
                                                      New Brunswick, NJ 08933


Press Contact:         F. Robert Kniffin
                       (908) 524-3535
  (Home)               (609) 799-0369
Investor Contact:      Annie H. Lo
                       (908) 524-6491
  (Home)               (908) 580-1258

DRAFT -- NOT FOR IMMEDIATE RELEASE

              JOHNSON & JOHNSON ANNOUNCES HART-SCOTT-RODINO FILING

          ------------------------------------------------------------

     New Bruswick, N.J., October 20, 1995 -- Johnson & Johnson (NYSE:JNJ) announced today that it has made the filing required under the Hart-Scott-Rodino Antitrust Improvements Act, and the 15-day waiting period for its tender offer for Cordis Corporation (NASDAQ:CORD) would expire, unless extended, at 11:59 p.m. on November 4, 1995. Johnson & Johnson also announced that it has filed preliminary written consent materials with the Securities and Exchange Commission. As previously stated, if Cordis does not promptly agree to a $105 per share stock-for-stock merger, Johnson & Johnson intends to solicit written consents to remove and replace the Cordis Board in order to effect such merger.

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